UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 16, 2018

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 West Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018, Rogers Corporation (the “Company”) announced that (i) Janice E. Stipp had stepped down from the position of Principal Accounting Officer of the Company, effective March 16, 2018, and would depart from the positions of Senior Vice President, Finance, Chief Financial Officer and Treasurer of the Company, effective May 16, 2018, and (ii) the Board had appointed Mark Weaver as the Chief Accounting Officer of the Company, effective March 16, 2018.  An executive search process has commenced for Ms. Stipp’s successor as Senior Vice President, Finance, Chief Financial Officer and Treasurer of the Company.  Ms. Stipp’s departure is not the result of any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices, including its accounting procedures.

Pursuant to the general release and separation agreement entered into between the Company and Ms. Stipp, effective as of March 17, 2018 (the “Separation Agreement”), Ms. Stipp’s employment with the Company will end on May 16, 2018, and for the six-month period immediately thereafter, she has agreed to provide consulting services to the Company, at the Company’s request, in exchange for an aggregate consulting fee of $215,000, to be paid in equal monthly installments.  Upon completion of this consulting period, Ms. Stipp will receive a lump-sum payment of $820,000, less applicable tax withholding.  In addition, the Separation Agreement provides for Ms. Stipp to receive the following benefits in exchange for her compliance with the terms thereof: (i) 52 weeks’ pay at her 2018 base salary of $430,000, paid in accordance with the Company’s regular payroll practices, (ii) her 2018 annual incentive compensation plan target award of $279,500, and (iii) continuation of health benefits for Ms. Stipp and her family through no later than December 31, 2018, in each case less applicable tax withholding.  The Separation Agreement supersedes and replaces all other severance and post-employment arrangements between the Company and Ms. Stipp.

Mr. Weaver, 57, joined the Company as Corporate Controller in November 2017.  From December 2016 through November 2017, Mr. Weaver served as Vice President, Corporate Controller, and Chief Accounting Officer of Internap Corporation, a public company based in Atlanta, Georgia that specializes in the provision of Internet infrastructure services.  From March 2015 to December 2016, Mr. Weaver also served as a finance and reporting consultant at Resources Global Professionals, a multinational professional services firm.  From 2011 through 2014, Mr. Weaver served as Chief Accounting Officer and Vice President, US GAAP Reporting, and Compliance Officer at NXP Semiconductors N.V., a public company based in the Netherlands.

There is no arrangement or understanding between Mr. Weaver and any other person pursuant to which he was selected as Chief Accounting Officer. In addition, there are no familial relationships between Mr. Weaver and any director or executive officer of the Company, and Mr. Weaver has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01        Regulation FD Disclosure.

On March 21, 2018, the Company issued a press release announcing the planned departure of Ms. Stipp and the immediate appointment of Mr. Weaver as Chief Accounting Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01   Financial Statements and Exhibits.

(d)            Exhibits

                 Description

99.1           Press release, dated March 21, 2018, issued by Rogers Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

Date: March 21, 2018

By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President,
Corporate Development,
General Counsel &
Secretary